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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                      [ ]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule l4a-12

                        INSpire INSURANCE SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction: $__________________

     (5)  Total fee paid: $____________________

[ ]  Fee paid previously with preliminary materials: $_________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: $__________________
     (2)  Form, Schedule or Registration Statement No.: ________________________
     (3)  Filing Party: _______________________________________________
     (4)  Date Filed: _________________________________________________


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




                        INSPIRE INSURANCE SOLUTIONS, INC.
                               300 Burnett Street
                          Fort Worth, Texas 76102-2799

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held January 9, 2002

To the Shareholders
of INSpire Insurance Solutions, Inc.:

     INSpire Insurance Solutions, Inc., a Texas corporation (the "Company" or "INSpire"), cordially invites you to attend a special meeting of its shareholders at the Company's headquarters, 300 Burnett Street, Fort Worth, Texas 76102, on January 9, 2002, at 10:00 a.m. Central Standard Time, for the purpose of considering and acting upon the following:

     (1) A proposal to permit the Company to accept the exercise of rights pursuant to a Rights Offering in which each shareholder of record as of December 3, 2001 is granted the opportunity to purchase additional shares of the Company's common stock;

     (2) A proposal to authorize the Board of Directors, at their discretion, to amend the Company's Restated Articles of Incorporation to effect a one-for-ten reverse stock split of the Company's common stock; and

     (3) Any and all other business that may properly come before the Special Meeting or any adjournment thereof.

     The Board of Directors of INSpire has established the close of business on December 3, 2001 as the record date (the "Record Date") for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Any shareholder may examine the list of shareholders as of the Record Date at INSpire's office in Fort Worth, Texas, during regular business hours on any business day commencing 10 business days before the meeting or any adjournment thereof.

     We urge shareholders, whether or not they plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided. If a shareholder who has submitted a proxy attends the meeting in person, that shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                           By Order of the Board of Directors

                                           Richard Marxen,
                                           President and Chief Executive Officer
December 10, 2001
Fort Worth, Texas

                        INSPIRE INSURANCE SOLUTIONS, INC.
                               300 Burnett Street
                          Fort Worth, Texas 76102-2799

                                 PROXY STATEMENT
                                       For
                         SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held January 9, 2002

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of INSpire Insurance Solutions (the "Company" or "INSpire"), to be voted at the Special Meeting of Shareholders of the Company to be held on January 9, 2002 (the "Special Meeting"), at the time and place, and for the purposes, set forth in the accompanying Notice of Special Meeting of Shareholders, and at any adjournment(s) of that meeting. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Special Meeting in accordance with the directions noted thereon; if no directions are indicated, the shares will be voted in favor of the proposals set forth in this Proxy Statement, and in the discretion of the persons appointed as proxies in the accompanying form of proxy with respect to any other matter that is properly brought before the meeting.

     Each shareholder of the Company has the unconditional right to revoke the proxy at any time prior to its exercise, either in person at the Special Meeting or by written notice to the Company addressed as follows: Secretary, INSpire Insurance Solutions, 300 Burnett Street, Fort Worth, Texas 76102-2799. No revocation by written notice shall be effective unless the notice has been received by the Secretary of the Company prior to the day of the Special Meeting or by the inspector of elections at the Special Meeting.

     The principal executive offices of INSpire are located at 300 Burnett Street, Fort Worth, Texas 76102-2799. INSpire's telephone number is (817) 348-3900. This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy are being mailed to the Company's shareholders on or about December 10, 2001. The date of this Proxy Statement is December 10, 2001.

                         PURPOSES OF THE SPECIAL MEETING

     At the Special Meeting, the holders of record (the "Shareholders") of shares of common stock, par value $0.01 per share (the "Common Stock"), of INSpire on the Record Date will be asked to consider and act upon the following matters:

     (1) A proposal to permit the Company to accept the exercise of rights pursuant to a Rights Offering in which each shareholder of record as of December 3, 2001 is granted the opportunity to purchase additional shares of the Common Stock;

     (2) A proposal to authorize the Board of Directors, at their discretion, to amend the Company's Restated Articles of Incorporation to effect a one-for-ten reverse stock split of the Company's issued Common Stock; and

     (3) Any and all other business that may properly come before the Special Meeting or any adjournment thereof.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that you vote "FOR" each of the two proposals.

                             RECORD DATE AND VOTING

Record Date

     The Board of Directors has established the close of business on December 3, 2001 as the Record Date for determining the Shareholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, INSpire had 19,012,008 shares of Common Stock outstanding. INSpire did not have any other shares of capital stock outstanding on the Record Date.

Quorum, Required Vote and Voting Rights

     Quorum. The presence, in person or by proxy, of Shareholders holding a majority of the outstanding shares of Common Stock on the Record Date will constitute a quorum at the Special Meeting. Shares that are represented at the Special Meeting but abstain from voting on any or all matters and shares that are "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the Special Meeting. The election inspectors appointed for the Special Meeting will determine the number of shares of Common Stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots. Unless a quorum is present at the Special Meeting, no action may be taken at the meeting except the adjournment thereof until a later time.

     Required Vote. Neither the Texas Business Corporation Act nor the Company's Restated Articles of Incorporation require a minimum vote for the approval of the Rights Offering. The Board of Directors has determined that the Company will not accept subscriptions in the Rights Offering unless the Rights Offering is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Broker non-votes and abstentions will be treated as not present and not entitled to vote with respect to the proposal. Therefore, a broker non-vote or an abstention will have the effect of a negative vote with respect to this proposal.

     To implement the reverse stock split, the Company is required to amend its Restated Articles of Incorporation. In accordance with Article 4.02 of the Texas Business Corporation Act, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock is required for the approval of the proposal to amend the Company's Restated Articles of Incorporation. Broker non-votes and abstentions will again be treated as not present and not entitled to vote with respect to the proposal. Therefore, a broker non-vote and an abstention will have the effect of a negative vote with respect to this proposal.

     Voting Rights. With respect to each proposal, each Shareholder will be entitled to one vote per share of Common Stock held as of the Record Date by the Shareholder.

Proxies

     Patrick E. Grady and Eric Lundby, the persons named as proxies on the Proxy Card accompanying this Proxy Statement, were selected by the Board of Directors to serve as proxies (collectively, the "Proxyholders"). Each executed and returned Proxy Card will be voted according to the directions indicated on that Proxy Card. If no direction is indicated, the proxy will be voted according to the Board of Directors' recommendations, which are contained in this Proxy Statement.

     The Board of Directors does not intend to present, and has no information that others will present, any business at the Special Meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the Special Meeting, the Proxyholders will vote the proxies that they hold in accordance with their best judgment, including voting them to adjourn the Special Meeting to another time if a quorum is not present at the Special Meeting or if they believe that an adjournment is in the best interests of INSpire.

     Each Shareholder giving a proxy has the power to revoke it at any time before the shares of Common Stock it represents are voted. This revocation is effective upon receipt, at any time before the Special Meeting is called to order, by the Secretary of INSpire of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, a Shareholder may change or revoke a previously executed proxy by voting in person at the Special Meeting.

Shareholder List

     A list of Shareholders entitled to vote at the Special Meeting, which will be arranged in alphabetical order and which will show each Shareholder's address and the number of shares registered in his or her name, will be open to any Shareholder to examine for any purpose related to the Special Meeting. Any Shareholder may examine this list during ordinary business hours commencing 10 days before, and continuing through, the date of the Special Meeting at the principal office of INSpire, 300 Burnett Street, Fort Worth, Texas, 76102-2799.

Solicitation Agent and Certain Reimbursements

     INSpire will bear the cost to solicit proxies. INSpire has retained Morrow & Co., Inc. (the "Solicitation Agent") to solicit proxies for the Special Meeting. The Solicitation Agent may solicit proxies from the Shareholders and other persons in person or by mail, facsimile transmission, telephone, personal interview, or any other means. INSpire will pay the Solicitation Agent a fee of $5,000 and reimburse it for its out-of-pocket expenses in connection with this solicitation. INSpire also will reimburse banks, brokers, custodians, fiduciaries, nominees, securities dealers, trust companies, and other persons for the reasonable expenses that they incur when forwarding this Proxy Statement and the accompanying materials to the beneficial owners of shares of Common Stock. INSpire's directors, officers and regular employees also may solicit proxies from Shareholders and other persons by any of the means described above. INSpire will not pay these directors and officers any extra compensation for participating in this solicitation.

                                   PROPOSAL 1

                                 RIGHTS OFFERING

General

     The Board of Directors has unanimously approved a Rights Offering by the Company to raise approximately $5,000,000 (the "Rights Offering") and, although not required to do so, has determined that the Company will not accept any subscriptions in the Rights Offering unless the Rights Offering is approved by the Company's Shareholders. The Company has distributed 0.66 subscription rights for every share of its Common Stock owned by holders of record as of December 3, 2001. Each whole subscription right entitles the holder to purchase one share of INSpire Common Stock for $.40 (the "Basic Subscription Privilege"). The Company does not expect that each shareholder will exercise all of his Basic Subscription Privileges and therefore, if the Rights Offering is approved, will extend over-subscription privileges to its shareholders. The over-subscription privilege will entitle each shareholder, if they fully exercise their Basic Subscription Privilege, to subscribe for additional shares of common stock, subject to certain limitations as more fully described in the Prospectus (as defined below). Buena Venture Associates, L.P., which currently owns approximately 12.31% of the Company's Common Stock, has indicated its intention to purchase any shares that are not subscribed for by other shareholders in the Rights Offering, to the extent the shares are available. Buena Ventures Associates, L.P., is however, not required to exercise its Basic Subscription Privilege and over-subscription privilege and may decide not to do so. John F. Pergande, the Chairman of the Company's Board of Directors, is a limited partner of Buena Ventures Associates, L.P. Shareholders will be able to exercise their subscription rights only during a limited period. The subscription rights will expire on January 9, 2002, unless extended. The subscription rights will not be transferable. The Common Stock to be issued upon exercise of subscription rights in the Rights Offering will be freely transferable, except that Common Stock held by "affiliates" of the Company may be sold only in compliance with applicable securities laws.

     The Company has filed with the Securities and Exchange Commission a Registration Statement that contains a Prospectus (the "Prospectus") and registers the shares of Common Stock that may be purchased upon exercise of the subscription rights. Each shareholder who is entitled to participate in the Rights Offering will be sent the Prospectus, a subscription certificate and other documents to enable them to exercise their subscription rights. To exercise their subscription rights, each shareholder must complete the subscription certificate that accompanies the Prospectus and deliver it to the address provided in the Prospectus no later than the expiration date of the Rights Offering. The Prospectus and other accompanying documentation contain complete instructions for completing the subscription certificate and detail where the subscription certificate and proper payment for each share that the shareholder wishes to purchase pursuant to his or her basic and over-subscription privileges should be sent. Please note that this discussion of the Rights Offering is not an offer to purchase shares of Common Stock by exercising subscription rights. Offers to purchase shares of Common Stock by exercising subscription rights will only be made through the Prospectus and the accompanying documentation.

Reasons for the Rights Offering

     The Company is conducting the Rights Offering to raise approximately $5,000,000 to provide additional financial stability for the Company and to strengthen the Company's financial condition. The Company is conducting the offering as a rights offering so that its shareholders are given the opportunity to maintain their proportional ownership interest in the Company.

     The Company's Board of Directors has received an opinion from Raymond James & Associates, Inc. that as of November 20, 2001 and based upon and subject to the matters set forth in such opinion, the Rights Offering is fair to the shareholders of INSpire from a financial point of view. The opinion in no way addresses the question of whether shareholders should exercise their rights and does not constitute a recommendation regarding the exercise of rights. Such opinion has not been amended or rescinded as of the date of this Proxy.

Effect of the Rights Offering

     The number of shares of common stock that will be outstanding after the Rights Offering will depend on the number of shares purchased in the Rights Offering. Upon selling all of the shares being offered, the Company will issue 12,547,927 shares of Common Stock. In that case, the Company will have approximately 31,559,935 shares outstanding after the Rights Offering. If the reverse stock split is also approved and implemented, the Company will then have approximately 3,155,994 shares outstanding.

     For each shareholder, the effect of the Rights Offering will also depend on whether all of the rights are exercised, whether the individual shareholder exercises the shareholder's Basic Subscription Privilege and whether the shareholder exercises the shareholder's over-subscription privilege. For example, if a shareholder now holds 100 shares, the shareholder will receive rights to purchase a total of 66 shares. If all of the rights are exercised and the shareholder exercises all of the shareholder's Basic Subscription Privilege but does not exercise the shareholder's over-subscription privilege, the shareholder will hold a total of 166 shares and the shareholder's percentage ownership of the Common Stock will remain the same. If any of the rights are exercised and the shareholder does not exercise the shareholder's Basic Subscription Privilege, the shareholder's percentage ownership of the Common Stock will decrease. If all of the rights are not exercised and the shareholder exercises the shareholder's Basic Subscription Privilege, the shareholder will hold a total of 166 shares and the shareholder's percentage ownership of the Common Stock will increase.

     The Company has a shareholders rights plan, typically referred to as a "poison pill", that triggers a distribution of rights upon a shareholder acquiring 15% or more of the outstanding shares, which plan is designed to protect the Company from coercive attempts to acquire the Company without negotiating with the Board of Directors. Because Buena Venture Associates, L.P. currently holds 12.31% of the Company's outstanding shares, the Board of Directors, acting through the disinterested members, has approved the acquisition by Buena Venture Associates, L.P. of in excess of 15% of the outstanding Company's shares resulting from the exercise of its basic and over-subscription privileges in the Rights Offering, and as a result, the provisions of the shareholders rights plan will not be triggered by virtue of the acquisition of shares by Buena Venture Associates, L.P. in the Rights Offering.

The Prospectus

     The Prospectus contains detailed information regarding the Rights Offering and the discussion of the Rights Offering above should be read in conjunction with, and is qualified in its entirety by, the Prospectus. If you did not receive a Prospectus along with this Proxy Statement, please contact Patrick E. Grady, INSpire's Chief

Financial Officer, at 300 Burnett Street, Fort Worth, Texas 76102-2799 or by telephone at (817) 348-3900, so that you may make an informed decision.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO ACCEPT SUBSCRIPTIONS IN THE RIGHTS OFFERING.

                                   PROPOSAL 2

                                  REVERSE SPLIT

General

     The Board of Directors has unanimously adopted a resolution approving and recommending to the Company's shareholders for their approval, a proposal to authorize the Board, at its discretion, to amend Article Four of the Company's Restated Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock at a ratio of one-for-ten (the "Reverse Split"). At the Special Meeting, shareholders will consider and vote upon authorization of the Reverse Split. If it is approved and the Board determines to proceed with the Reverse Split, the Reverse Split will be effected by an amendment to the Company's Restated Articles of Incorporation (the "Reverse Split Amendment") that is contained in Exhibit A to this Proxy Statement. The remainder of this discussion is based on the assumption that the Reverse Split is approved and completed. The provisions of the Reverse Split Amendment will become effective upon the filing of articles of amendment with the Secretary of State of Texas (the "Effective Date").

     Pursuant to the Reverse Split, each ten shares of Common Stock outstanding immediately prior to the Effective Date (the "Existing Common") will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $0.01 per share ("New Common").

     The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such shareholder. In addition, all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's Common Stock will enable the holders to purchase, upon exercise of their options or warrants, one-tenth (1/10th) of the number of shares of the Company's Common Stock that the holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, subject to rounding. The exercise price of the options and warrants will be equal to ten times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate price being required to be paid after the Reverse Split as would have been required if the holder had exercised prior to the Reverse Split. The number of shares reserved for issuance under the Company's existing stock option plans and employee stock purchase plans will be reduced to one-tenth (1/10th) of the number of shares currently included in the plans, subject to rounding.

     Fractional shares of Common Stock will not be issued as a result of the Reverse Split. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split will instead receive from the Company a whole share for the fraction.

Amendment to the Articles of Incorporation

     The Reverse Split Amendment will amend Article Four of the Restated Articles of Incorporation to add a new paragraph. At the Effective Date, without further action on the part of the Company or the holders, each share of Common Stock will be converted into one-tenth (1/10th) of a share of Common Stock. The Reverse Split Amendment will be filed with the Secretary of State of Texas and will become effective on the date of the filing. The Reverse Split Amendment will not affect the number of authorized shares of the Company's Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT THE REVERSE SPLIT, IN THEIR DISCRETION.

Effectiveness

     The Company reserves the right, upon notice to shareholders, to abandon or modify the proposed Reverse Split Amendment and the Reverse Split at any time prior to the filing of the Reverse Split Amendment with the Secretary of State of Texas upon consent of the board of directors.

Effects of the Reverse Split

     The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split. The Company's business, management (including all directors and officers) the location of its principal executive offices, assets, liabilities and net worth (other than as a result of the costs incident to the Reverse Split, which are immaterial) will remain the same after the Reverse Split.

     The direct result of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 19,012,008 shares of Existing Common (or 31,559,935 shares of Existing Common if the Rights Offering is completed and all of the subscription rights are exercised) to approximately 1,901,201 shares of New Common (or 3,155,994 shares of New Common if the Rights Offering is completed). The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Shareholders of the Company do not have preemptive rights to acquire additional shares of Common Stock that may be issued. As of December 3, 2001, there were approximately 112 holders of record of Existing Common. The Company does not anticipate that the Reverse Split will cause the number of holders of record or beneficial owners of Common Stock to change significantly. However, the Reverse Split may significantly decrease the number of round lot shareholders (a "round lot" is 100 shares.)

     The following table sets forth our cash and cash equivalents and investments and our shareholders' equity as of September 30, 2001, as adjusted to reflect the completion of the Reverse Split. Completion of the Reverse Split will result in a one-for-ten reverse split of the Common Stock. Shareholders will not receive fractional shares. If the conversion would result in a fraction of a share, then the Company will round up the fraction of a share and the holder will be entitled to receive a whole share for the fraction.



                   Pro Forma Schedule of Shareholders' Equity
                   Assuming Adoption of Reverse Split Proposal
                        And Completion of Rights Offering
                               September 30, 2001

                                                                                                 Assuming Reverse
                                                                           Assuming Reverse      Stock Split and
                                                         Historical        Stock Split Only       Rights Offering
                                                     -----------------    -----------------    -------------------
Cash and cash equivalents and investments            $      8,920,236     $      8,920,236     $     13,593,407
                                                     ================     ================     ================

Preferred stock, $1.00 par value; 1,000,000 shares authorized, none issued and outstanding

Common stock, $0.01 par value, 50,000,000 shares
authorized, 19,167,735 shares issued (historical)             191,677

Common stock, $0.01 par value, 50,000,000
shares authorized, 1,916,774 shares issued (after
reverse split)                                                                      19,168

                                       6



Common stock, $0.01 par value, 50,000,000
shares authorized, 3,171,566 shares issued (after
rights exercise and reverse split)                                                                       31,716

Additional paid-in capital                                114,016,359          114,188,868          118,849,491

Treasury stock at cost                                       (271,055)            (271,055)            (271,055)

Accumulated deficit                                       (99,593,191)         (99,593,191)         (99,593,191)
                                                     ----------------     ----------------     ----------------

Total shareholders' equity                           $     14,343,790     $     14,343,790     $     19,016,961
                                                     ================     ================     ================


Reasons for the Reverse Split

     The closing bid price for the Existing Common has been less than $1.00 for more than 30 consecutive trading days, and the Company therefore had not been in compliance with the requirements for continued listing on The Nasdaq National Market (the "Nasdaq National Market"). The Company has been in communication with the staff of The Nasdaq Stock Market, Inc. ("Nasdaq") regarding this matter and the Nasdaq Qualifications Hearings Panel was scheduled to review the Company's appeal on September 27. However, on September 25, the Company was informed by Nasdaq staff that the Nasdaq will delay enforcing the $1.00 minimum bid price until at least January 2, 2002. If at the time the Nasdaq begins to enforce the minimum bid price and the Company's Existing Common is not in compliance with the requirements for continued listing, Nasdaq may again take steps to delist the Company's Existing Common. Therefore, the Company has determined that it is in the best interest of the Company to proceed with seeking shareholder approval for the Reverse Split so that if the Company's Common Stock is not in compliance with the requirements for continued listing, the Company has the option of proceeding with the Reverse Split.

     If the Existing Common should no longer be listed on the Nasdaq National Market, it would likely be traded either on the OTC Bulletin Board or "pink sheets," and the liquidity of the market for the Company's Common Stock would be adversely affected. In particular, if the Company's Common Stock were to be delisted from the Nasdaq National Market or the trading price of the Company's Common Stock were to remain below $5 per share, institutional investors may not be able to invest in the Company's Common Stock because they are typically restricted from investing in companies whose stock trade at less than $5, and, in some cases, $10 per share. In addition, stockbrokers trading the Company's Common Stock are subject to internal restrictions on their ability to recommend stocks trading at less than $5 per share because of the general presumption that those stocks may be highly speculative. Further, stock that trades in the current trading range of Company's Common Stock may not be marginable under the internal policies of some stockbrokers. The inability of institutional investors to trade the Company's Common Stock and the additional burdens imposed upon stockbrokers by such requirements could discourage stockbrokers from effecting transactions in Company's Common Stock, which could severely limit the market liquidity and the ability of investors to trade Company's Common Stock. A number of companies in similar situations have effected reverse stock splits in order to cause their share prices to exceed $1.00. The Company would like the flexibility to proceed with this approach if the Board of Directors determines that it is in the best interest of the Company.

     The Company believes that the Reverse Split is likely to positively affect the trading price of the shares of New Common and, if the $1.00 minimum bid price is reinstituted, cause the Nasdaq National Market's minimum bid price requirement to be met or exceeded for a minimum of 10 consecutive trading days, with the result that the Company's Common Stock should not be removed from the Nasdaq National Market even if the $1.00 minimum bid price requirement is reinstituted. But no assurance can be given that either the price of the Company's Common Stock will increase as a result of the Reverse Split or that the staff of Nasdaq will determine that delisting of the Common Stock is no longer appropriate. Specifically, there cannot be any assurance that the market price of the New Common will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. Also, there cannot be any assurance that in the future the Company will meet the minimum bid price requirements or other listing standards of the Nasdaq National Market.

     In conjunction with the Reverse Split, the Company is proposing to accept subscriptions pursuant to the Rights Offering, as described under Proposal 1 of this Proxy Statement. There is no assurance that the Rights Offering will be completed.

Share Certificates and Fractional Shares

     The Reverse Split will occur on the Effective Date without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common that the shareholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date, the certificates representing shares of Existing Common will be deemed to represent one-tenth (1/10th) of the number of shares of New Common. As described more fully in the paragraph below under the heading Exchange of Share Certificates, certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to Mellon Investor Services, 85 Challenger Road, Ridgefield Park, New Jersey, 07660, Attention:
Shareholder Relations (the "Transfer Agent"), telephone number: 800-526-0801. No fractional shares of New Common will be issued. If the Reverse Split would otherwise result in a fraction of a share, then the Company will round up the fraction of a share and the holder shall be entitled to receive a whole share for the fraction.

Exchange of Share Certificates

     On or around the Effective Date, the Company will provide a transmittal form that each shareholder of record on the Effective Date should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Transfer Agent for exchange or transfer. The transmittal form will contain instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common. No new certificates will be issued to a shareholder until the shareholder has surrendered its Old Certificates together with a properly completed and executed transmittal form to the Transfer Agent.

     Upon proper completion and execution of the transmittal form and its return to the Transfer Agent together with a shareholder's Old Certificates or an affidavit of loss for any lost or destroyed certificates, as applicable, that shareholder will receive a new certificate or certificates representing the number of whole shares of New Common into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Split. Until surrendered to the Transfer Agent, Old Certificates retained by shareholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which the shareholders are entitled as a result of the Reverse Split. Shareholders should not send their Old Certificates to the Transfer Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after the surrender. No service charge will be payable by holders of shares of Existing Common in connection with the exchange of shares, and the Company will pay for all expenses of the exchange and issuance of new certificates.

     Certificates representing shares of Existing Common that contain a restrictive legend will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a shareholder has held the Existing Common will be included in the time period during which the shareholder actually holds the New Common received in exchange for the Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

Federal Income Tax Consequences

     The following is a summary of the material federal income tax consequences of the Reverse Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Existing Common were, and the shares of New Common will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. Each shareholder is urged to consult with the shareholder's own tax advisor with respect to the tax consequences of the Reverse Split.

     No  gain  or  loss  should  be  recognized   by  a  shareholder   upon  the
shareholder's exchange of shares of Existing Common for shares of New Common pursuant to the Reverse Split. The aggregate tax basis of the New Common received in the Reverse Split (including any fraction of a New Common deemed to have been received) will be the same as the shareholder's aggregate tax basis in the Existing Common exchanged therefore. The shareholder's holding period for the New Common will include the period during which the shareholder held the Existing Common surrendered in the Reverse Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT



     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by INSpire to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of INSpire, (iii) each named executive officer as of that date and (iv) all directors and executive officers as a group.

                                                                             Number of Shares       Percent of Shares
Name of Beneficial Owner                                                    Beneficially Owned      Beneficially Owned
------------------------                                                    ------------------      ------------------
Millers Insurance......................................................         4,606,875 (1)            24.23%
         777 Main Street, Suite 1000
         Fort Worth, Texas 76102
Buena Venture Associates, L.P .........................................         2,341,000 (2)            12.31%
         201 Main Street, Suite 3200
         Fort Worth, Texas 76102
Dimensional Fund Advisors.............................................          1,291,950 (3)             6.80%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California 90401
Harry E. Bartel........................................................            21,000 (4)               *
Daniel E. Berce........................................................             9,000 (5)               *
R. Earl Cox, III.......................................................            16,500 (4)               *
John F. Pergande.......................................................           403,750 (5)(6)          2.08%
Gregory B. Kent........................................................             4,125 (5)               *
Gordon L. Gaar.........................................................            22,000 (5)               *
Darren Horn............................................................            19,650 (5)               *
Eric Lundby............................................................            44,580 (5)               *
Thomas R. Slone........................................................                 -                   -
Jo Ann Howard..........................................................                 -                   -
All directors and executive officers as a group (10) individuals)                 540,605                 2.76%

------------------

*    Less than 1%.

(1) Based on the Schedule 13G/A filed by Millers American Group, Inc., Trilogy Holdings, Inc. and Millers Insurance with the SEC on January 21, 2000.

(2) Based on the Schedule 13D and three Form 4's filed by Buena Venture Associates, L.P. with the SEC on October 28, 1999, July 10, 2000, July 11, 2000 and July 13, 2000, respectively.

(3) Based on the Schedule 13G/A filed by Dimensional Fund Advisors with the SEC on February 2, 2001.

(4) Includes 8,250 shares of Common Stock issuable upon exercise of options issuable within 60 days of the Record Date.

(5) Represents shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date.

(6) In addition, 2,341,000 shares are held by Buena Venture Associates, L.P. Mr. Pergande is a partner in Buena Venture Associates, L.P. and may be deemed to be the beneficial owner of the shares.


               SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the 2002 Annual Meeting of the Shareholders of the Company must timely submit the proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary of the Company, 300 Burnett Street, Fort Worth, Texas 76102-2799 no later than January 2, 2002.




                                           By Order of the Board of Directors

                                           Richard Marxen
                                           President and Chief Executive Officer
Fort Worth, Texas
December 10 , 2001

                        INSPIRE INSURANCE SOLUTIONS, INC.
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of INSPIRE INSURANCE SOLUTIONS, INC., hereby constitutes and appoints Patrick E. Grady and Eric Lundby or either of them, the true and lawful attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, the common stock held of record by the undersigned on December 3, 2001 at the Special Meeting of Shareholders of the Company to be held at the Company's headquarters, 300 Burnett Street, Fort Worth, Texas 76102, on January 9, 2002, at 10:00 a.m. Central Standard Time, and at any adjournment(s) thereof in the transaction of the following business:

     1. To approve a proposal to permit the Company to accept the exercise of rights pursuant to a Rights Offering in which each shareholder is granted the right to purchase additional shares of the Company's Common Stock, par value $0.01 per share, as described in the Company's Proxy Statement relating to the Special Meeting.

               [ ] FOR           [ ] AGAINST       [ ] ABSTAIN

     2. To authorize the Board of Directors, at their discretion, to amend the Company's Restated Articles of Incorporation to effect a one-for-ten reverse stock split of the Company's Common Stock, par value $0.01 per share, as described in the Company's Proxy Statement relating to the Special Meeting.

               [ ] FOR           [ ] AGAINST       [ ] ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

               [ ] FOR           [ ] AGAINST       [ ] ABSTAIN





THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.





     Please sign exactly as name appears on your share certificate(s). When shares are held by joint tenants or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s).

                                            Dated ______________  ______, 200__


                                            ___________________________________
                                                        (Signature)


                                            ___________________________________
                                                 (Signature if held jointly)


PLEASE MARK, SIGN, DATE, AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                    EXHIBIT A
                                    ---------

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        INSPIRE INSURANCE SOLUTIONS, INC.

     Pursuant  to  the   provisions  of  Article  4.04  of  the  Texas  Business
Corporation Act, the undersigned corporation announces the following Articles of Amendment to the Restated Articles of Incorporation:

     ARTICLE I. The name of the Corporation is INSpire Insurance Solutions, Inc. (the "Corporation").

     ARTICLE II. The following amendment is to be added as the last paragraph to Article Four of the Restated Articles of Incorporation and was adopted by the shareholders of the corporation on January 9, 2002.

     Upon the filing with the Secretary of State of Texas of these Articles of Amendment to the Articles of Incorporation (the "Effective Date"), each ten shares of Common Stock issued and outstanding immediately prior to the Effective Date (including shares held in treasury of the Corporation) shall automatically be changed into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, without any action on the part of the holder thereof. Fractional shares of stock shall not be issued by the Corporation. If the conversion shall result in a fraction of a share, then the Corporation will round up such fraction of a share and the holder shall be entitled to receive a whole share for such fraction.

     ARTICLE III. The number of shares of the Corporation outstanding at the time of such adoption was ______ and the number of shares entitled to vote thereon was ______.

     ARTICLE IV. The number of shares voting for the amendment described above is ______. The number of shares voting against the amendment described above is
______.

     ARTICLE V. The above amendment to the Articles of Incorporation will reduce the amount of stated capital of the Corporation by $_____________.


Dated:  __________, 2002                       INSPIRE INSURANCE SOLUTIONS, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                    ----------------------------